Exhibit 99.1

SharpLink Authorizes $1.5 Billion Stock Buyback Program

MINNEAPOLIS, MN – August 22, 2025 – SharpLink Gaming, Inc. (Nasdaq: SBET) (“SharpLink” or the “Company”), one of the world’s largest corporate holders of Ether (“ETH”) and prominent industry advocate of Ethereum adoption, today announced that its Board of Directors has authorized a stock repurchase program of up to $1.5 billion of the Company’s common stock.

“At SharpLink, we remain committed to a disciplined capital markets strategy,” said Joseph Chalom, Co-Chief Executive Officer of SharpLink. “Should there exist periods where our stock trades at or below the net asset value (“NAV”) of our ETH holdings, it would be dilutive on an ETH per share basis to issue new equity through our capital raising efforts. In this scenario, the accretive course of action may be to repurchase our common stock. This program provides us with the flexibility to act quickly and decisively if those conditions present themselves.”

The stock buyback program is designed to provide enhanced support to the market, optimize capital allocation and reinforce SharpLink’s long-term commitment to driving sustainable stockholder value. Repurchases under the program may be made from time to time through open market purchases, privately negotiated transactions or other means permitted under applicable securities laws. The timing and amount of repurchases under the program will depend on market conditions, share price, trading volume and other factors. The Company is not obligated to repurchase any specific number of shares, and the program may be suspended or discontinued at any time.

About SharpLink Gaming, Inc.

Headquartered in Minneapolis, Minnesota, SharpLink Gaming, Inc. (Nasdaq: SBET) is one of the world’s largest publicly traded companies to adopt Ether (“ETH”) as its primary treasury reserve asset – a move that aligns the Company with the future of digital capital and gives investors direct exposure to Ethereum, the world’s leading smart-contract platform and second largest digital asset.

SharpLink is also reimagining the future of online gaming. Backed by a veteran team with deep roots in sports media, gaming and technology, SharpLink is charting a new course – building scalable, secure and transparent solutions that challenge outdated models and bring real innovation to the user experience. Learn more at www.sharplink.com.

1

Forward-Looking Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and these forward-looking statements are subject to various risks and uncertainties. Such statements include, but are not limited to, the execution of the Company’s treasury strategy and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to repurchase shares of SharpLink’s common stock, which the Company may never repurchase, in the open market, privately negotiated transactions or other means permitted under applicable securities laws from time to time through its new stock repurchase program, which may never be utilized, the Company’s ability to achieve profitable operations, fluctuations in the market price of ETH that will impact the Company’s accounting and financial reporting (see accounting rules discussed below), government regulation of cryptocurrencies and online betting, changes in securities laws or regulations, customer acceptance of new products and services, the demand for its products and its customers’ economic condition, the impact of competitive products and pricing, the lengthy sales cycle, proprietary rights of the Company, changes in applicable laws or regulations, and its competitors, general economic conditions and other risk factors detailed in the Company’s annual report and other filings with the SEC. Under U.S. generally accepted accounting principles, entities are generally required to measure certain crypto assets at fair value, with changes reflected in net income each reporting period. Changes in the fair value of crypto assets could result in significant fluctuations to the balance sheet and income statement results. Additionally, for certain types of crypto assets, the Company may be required to record associated impairment charges reflected in net income as a result of a decrease in the market price of ETH below the cost value at which the Company’s ETH are carried on its balance sheet. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company does not undertake any responsibility to update the forward-looking statements in this press release.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

ir@sharplink.com

Media Contact:

media@sharplink.com

2